UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                         Date of Report: March 25, 2005


                           Million Dollar Saloon, Inc.
        (Exact name of small business issuer as specified in its charter)

                         Commission File Number: 0-27006

         Nevada                                                13-3428657
(State of incorporation)                                (IRS Employer ID Number)


                    6848 Greenville Avenue, Dallas, TX 75231
                    (Address of principal executive offices)

                                 (214) 691-6757
                           (Issuer's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(C)  under  the
     Exchange Act (17 CFR 240.13e-4(C))



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

Item 2.02 - Results of Operations and Financial Condition

Through the filing of this Current Report on Form 8-K, on or about March 25, 2005, Million Dollar Saloon, Inc. announces that it will not file it's Annual
Report on Form 10-KSB by the deadline of March 31, 2005..

The Company, due to the impact of Sarbanes-Oxley Act of 2002 on the public accounting profession and the resulting reduction in the number of independent public accounting firms willing to perform auditing services for small publicly-held companies, has been unable secure a replacement to the Company's former auditing firm of S. W. Hatfield, CPA (SWHCPA). In a Current Report on Form 8-K dated October 8, 2004, SWHCPA resigned as the Company's independent auditor as a direct result of the auditor rotation provisions of Sarbanes-Oxley Act of 2002.

The Company wishes to make the following unaudited financial information available prior to the release of its audited financial statements:


                                                                (Unaudited)
                                                                December 31,    December 31,
                                                                    2004            2003
                                                                ------------    ------------
                                     ASSETS
Current Assets
   Cash on hand and in bank                                     $    499,083    $    132,831
   Marketable securities                                              49,537         389,919
   Accounts receivable - trade and other                               8,500           8,500
   Prepaid Federal income taxes receivable                            36,324         145,000
   Inventory                                                          21,156          23,352
   Prepaid expenses                                                    1,963           3,540
                                                                ------------    ------------
     Total current assets                                            616,563         705,142
                                                                ------------    ------------

Property and Equipment - At Cost
   Buildings and related improvements                              1,473,356       2,174,417
   Furniture and equipment                                           451,093         812,646
                                                                ------------    ------------
                                                                   1,924,449       2,987,063
   Less accumulated depreciation                                   (1,367,323)    (2,004,640)
                                                                ------------    ------------
                                                                     557,126         982,423
   Land                                                              210,000         741,488
                                                                ------------    ------------
     Net property and equipment                                      767,126       1,723,911
                                                                ------------    ------------

Other Assets
   Land held for future development                                2,661,546       2,649,786
   Property and equipment held for sale                              870,930            --
   Operations agreement, net of accumulated
     amortization of approximately $166,475                          833,525            --
   Loan costs, net of accumulated amortization
     of approximately $629                                             9,660            --
   Security deposits and other                                         1,725           1,725
                                                                ------------    ------------
     Total other assets                                            4,377,386       2,649,786
                                                                ------------    ------------
Total Assets                                                    $  5,761,075    $  5,080,564
                                                                ============    ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
   Note payable                                                 $       --      $  2,156,714
   Current maturities of long-term mortgage note payable              86,478            --
   Loan from officer                                                    --           140,000
   Accounts payable - trade                                          139,628         106,352
   Accrued liabilities                                                77,079         105,458
   Contract payable to affiliated entities                         1,000,000            --
   Tenant deposits                                                      --             6,500
                                                                ------------    ------------
     Total current liabilities                                     1,303,185       2,515,024
                                                                ------------    ------------

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Long-Term Liabilities
   Long-term mortgage note payable, net of current maturities      1,838,431            --
   Deferred tax liability                                            264,877         281,062
                                                                ------------    ------------
     Total liabilities                                             3,406,493       2,796,086
                                                                ------------    ------------

Commitments and Contingencies

Shareholders' Equity Preferred stock - $0.001 par value
     5,000,000 shares authorized
     None issued and outstanding                                        --              --
   Common stock - $0.001 par value
     50,000,000 shares authorized
     5,731,778 shares issued and outstanding, respectively             5,732           5,732
   Retained earnings                                               2,348,850       2,278,746
                                                                ------------    ------------
     Total shareholders' equity                                    2,354,582       2,284,478
                                                                ------------    ------------
Total Liabilities and Shareholders' Equity                      $  5,761,075    $  5,080,564
                                                                ============    ============

                                                                (Unaudited)
                                                                Year ended      Year ended
                                                                December 31,    December 31,
                                                                    2004            2003
                                                                ------------    ------------
Revenues
   Bar and restaurant sales                                     $  3,359,444    $  3,041,661
   Rental income from related parties                                456,113         677,654
                                                                ------------    ------------
     Total revenues                                                3,815,557       3,719,315
                                                                ------------    ------------

Cost of Sales - Bar and Restaurant Operations
   Direct labor                                                    1,227,175       1,216,571
   Purchases                                                         660,162         565,244
                                                                ------------    ------------
     Total cost of sales                                           1,887,337       1,781,815
                                                                ------------    ------------

Gross Profit                                                       1,928,220       1,937,500
                                                                ------------    ------------

Operating Expenses
   Salaries, wages and related expenses                              609,685         645,019
   Consulting, legal and other professional fees                     137,284         398,846
   Rental expenses, principally taxes                                142,205          56,805
   Interest expense                                                  131,456         154,587
   Other operating expenses                                          585,081         683,997
   Bad debt expense, related party                                      --           248,465
   Depreciation and amortization                                     252,331          95,221
                                                                ------------    ------------
       Total operating expenses                                    1,858,042       2,282,940
                                                                ------------    ------------

Income from Operations                                                70,178        (345,440)

Other Income (Expenses)
   Interest income and other                                           2,574          13,821
   Unrealized gain (loss) on marketable securities                     1,081           9,940
   Impairment of carrying value on long-term assets                     --              --
                                                                ------------    ------------

Income before Income Taxes                                            73,833        (321,679)

Provision for Income Taxes
   Currently (payable) refundable                                    (19,913)         93,608
   Deferred (expense) benefit                                         16,184           7,854
                                                                ------------    ------------




Net Income                                                            70,104        (220,217)

Other Comprehensive Income                                              --              --
                                                                ------------    ------------

Comprehensive Income (Loss)                                     $     70,104    $   (220,217)
                                                                ============    ============

Earnings per share of common stock
   outstanding, computed on net income (loss) -
   basic and fully diluted                                      $       0.01    $      (0.04)
                                                                ============    ============

Weighted-average number of shares outstanding                      5,731,778       5,731,778
                                                                ============    ============


Results of Operations

Year ended December 31, 2004 as compared to Year ended December 31, 2003
------------------------------------------------------------------------

Bar and restaurant sales increased by approximately $317,000 (or 10.42)% in the year ended December 31, 2004. Bar and restaurant sales were approximately
$3,359,000 for the year ended December 31, 2004 as compared to approximately $3,042,000 for 2003.

The increase over the comparable period from the preceding year is directly attributable to overall fluctuations in visitor traffic to the Dallas-Ft. Worth Metroplex during the first quarter of Calendar 2004 and the effects of shifts in economic and ethnic populations in the immediate geographical area of the Company's location. The Company has experienced continually deteriorating revenue volumes over the past 4 calendar quarters and management is unable to predict if these trends are expected to continue into 2005 or reverse themselves.

In May 2003, the City of Dallas agreed to allow Tempo Tamers to continue to operate The Million Dollar Saloon at its current location through the last day of July 2009. While the Company's facility holds a valid "sexually oriented business" license issued by the City of Dallas, Texas; the City of Dallas, Texas continues to pursue vigorous enforcement of its Sexually Oriented Business Ordinance. This Ordinance restricts the attire and dancing activities at the Company's Million Dollar Saloon, and other local adult cabarets, which has resulted in unpredictable fluctuations in patron attendance at the Company's facilities.

The Company's operating location, when originally built, was in one of the dynamic retail and entertainment corridors within the City of Dallas, Texas. At the current time, the expansion of the City into other geographic areas has contributed to a diversification of retail and entertainment districts within the City. These newer areas have received better reception from the patronage traffic than the Company's current location which has suffered from City neglect in infrastructure maintenance, the introduction of economically depressed foot traffic as a result of available mass transit facilities and a shift in economic and ethnic population in the immediate vicinity of the Company's club.

While the City of Dallas' efforts against the Company's principal business activity, the lack of efforts by the City of Dallas to maintain a degree of economic and ethnic diversity and prosperity in the vicinity of the Company's facility may contribute to further revenue deterioration in future periods.

Management's continues to direct it's efforts towards customer service and increasing sales through effective marketing and advertising methods to maintain and increase its bar and restaurant patronage and comply with current regulatory conditions and environment.

The Company's rental income declined by approximately $222,000 to approximately $456,000 for the year ended December 31, 2004 as compared to approximately $678,000 for Calendar 2003. All of the leases were/are with entities controlled by Duncan Burch, one of the Company's controlling shareholders.

On January 30, 2001, the Company's Board of Directors approved an amendment to the lease agreement covering the property owned by Corporation Lex, a Company subsidiary. The amendment provided that effective January 1, 2001, the base rental was reduced from $4,750 per week to $1,000 per week. Additionally, the amended lease provided that the Company, as landlord, shall receive 10% of the gross revenues generated from the business located at the property, less State Liquor and State Sales Taxes, payable quarterly, with a minimum weekly payment of $1,000 which will be credited against the quarterly percentage rent due. During Calendar 2003, approximately $31,000 in lease payments were received by the Company for this property.

In March 2004, the Company received the required supporting documentation from the lessee to validate the percentage rents due for Calendar 2002 and through July 31, 2003. This previously unprovided information caused a significant upward revision of our estimate for amounts due for percentage rent in Calendar 2002, which was recognized as a 4th quarter 2003 event in our financial statements, given the events discussed in subsequent paragraphs. As of July 31, 2003, the lessee owed percentage rent as follows:

                          Year ended
                         December 31,           Amount due
                         ------------           ----------
                            2001                $   42,952
                            2002                    98,000
                            2003                   107,513
                                                ----------
                                                $  248,465
                                                ==========

In December 2003, the Company's Board of Directors accepted notice from the lessee, an entity controlled by Duncan Burch, an officer, director and controlling shareholder, that the percentage rent due to the Company would not be paid. Accordingly, the Company recognized a charge to operations on December 31, 2003 of approximately $248,465 as bad debt expense from uncollectible trade accounts receivable.

At the present time, this property is vacant and has been listed with a commercial real estate brokerage firm for sale. Accordingly, Management reclassified the net carrying value, approximately $871,000, to "Property and equipment held for sale" in the Company's financial statements on the date of listing for sale during the quarter ended September 30, 2004. At this time, based on the property's location and competing properties in the same geographic area, management is unable, to determine if any loss or impairment of this carrying value will occur; however, the carrying cost as of the date of the accompanying financial information, and subsequent thereto, remains in excess of management's estimate of the eventual net realizable value of this property.

Our rental real estate owned by Don, Inc. is also subject to a lease with a separate entity controlled by Duncan Burch, an officer, director and controlling shareholder of the Company. This lease expired in August 2003 and is being continued on a month-to-month basis at the final contractual rental rate of approximately $8,500 per week..The Company has been advised that the tenant does not intend to renew the Fort Worth lease with the current terms. Instead, the tenant has requested to renegotiate the lease terms. As of the date of this filing, no formal lease has been negotiated. There can be no assurance that the Company will be able to obtain terms similar to the current lease or that the related party tenant will agree to the terms of a new lease.

Although the Company is seeking either an outright sale or long-term lease on these properties, respectively, that are at least comparable to terms for similar properties in the geographic area, there is no assurance that the Company will be able to renew its lease with the entity controlled by Mr. Burch or any other unaffiliated third-party, or if renewed, that the terms of the lease will be as favorable to the Company as it could have obtained from an unaffiliated party. The failure of the Company to obtain a long-term lease agreement with Mr. Burch, or other third parties, with terms at least comparable to the existing lease arrangements will have a material adverse effect on the revenues of the Company.

Cost of sales increased to approximately $1,887,000 for the year ended December 31, 2004 as compared to approximately $1,782,000 for the 2003. Gross profit percentages remain relatively constant at 50.54% (approximately $1,928,000) for the year ended December 31, 2004 versus 52.09% (approximately $1,938,000) for 2003. Fluctuations in the Company's gross profit percentages react to and parallel the key areas of management focus for cost of sales expenditure control
- principally personnel staffing levels and food and beverage costs. These areas, specifically cost controls over purchasing, inventory management protocols and labor management, are continuously monitored to maintain the Company's gross profit percentages.

General and administrative expenses were approximately $1,858,000 for the year ended December 31, 2004 as compared to approximately $2,283,000 for 2003. The decrease was attributable to the lack of professional fees for investigation of possible business acquisition targets and increased legal expenses as a result of ongoing litigation and issues related to the City of Dallas Sexually Oriented Business Ordinance which were incurred during 2003 and did not recur in the current operating year. Further, the Company's executive compensation, which increased dramatically during 2002, has stabilized and current expenditure levels are anticipated to remain stable into the foreseeable future. The Company anticipates relatively constant expenditure levels for general operating expenses in future periods and management continues to monitor its expenditure levels to achieve optimum financial results.

Net income before income taxes was approximately $74,000 for the year ended December 31, 2004 versus approximately $(321,679) for 2003. After-tax net income increased by approximately $291,000 from approximately $(220,000) for year ended December 31, 2003 to approximately $71,000 for 2004. The Company experienced earnings per share of approximately $0.01 and $(0.04) per share for each of the years ended December 31, 2004 and 2003, respectively.

As a general rule, the Company's adult cabaret operations experience unpredictable fluctuations as a result of the overall discretionary spending habits related to the U. S. economy, visitation levels related to tourism, convention and business travel levels and impacts related to the City of Dallas' various enforcement actions and on-premises monitoring of entertainer conduct. Management makes it's best efforts to timely adjust its expenditure levels to these events as they occur in order to maintain profitability.

Liquidity

As of December 31, 2004 and 2003, the Company has working capital of approximately $(687,000) and $(1,810,000). The Company achieved positive (negative) cash flows from operations of approximately $418,000 for the 2004 versus approximately $(276,000) for 2003.

The Company's working capital is directly related to the cash expended and future debt service requirements to acquire land for future development and for Calendar 2003 expenditures related to the abandoned acquisition efforts on facilities owned and/or controlled by the Company's controlling shareholders; Duncan Burch and Nick Mehmeti. Additionally, the Company incurred a liability of approximately $1,000,000 ($500,000 each) to two entities controlled by the Company's controlling shareholders, Nick Mehmeti and Duncan Burch related to the securing of an operating license for the Company's Million Dollar Saloon operation in a "non-conforming location" through July 31, 2009.

Future operating liquidity and debt service are expected to be sustained from continuing operations. Additionally, management is of the opinion that there is additional potential availability of incremental mortgage debt and the opportunity for the sale of additional common stock through either private placements or secondary public offerings.

On January 29, 2004, the Company refinanced the initial acquisition debt related to land held for future development. The new permanent long-term financing retired the entire initial short-term $2,156,713 note payable issued at the initial closing. The new note is for a principal balance of $2,000,000 and bears interest at 6.50% for the first year and then adjusts to 1.0% above the Wall Street Journal published prime rate, rounded to the nearest 0.125%. The interest rate adjusts every 12th month, commencing on January 29, 2005. The new note requires payments of principal and accrued interest in the amount of approximately $17,426 monthly, commencing on February 29, 2004. As this is a variable interest rate note, the payments may change after the 12th payment and after every succeeding 12th payment. The new note matures on January 29, 2019. The long-term note is secured by underlying land and the separate personal guaranty of each of the Company's officers, directors and controlling shareholders; Duncan Burch and Nick Mehmeti.

Capital Resources

On February 14, 2003, the Company purchased 6.695 acres of undeveloped property located in Dallas, Texas. The purchase price was approximately $2,650,312, including closing expenses of approximately $53,599. The Company paid $493,072 cash, inclusive of a $140,000 loan to the Company from Duncan Burch, an officer and director of the Company, and issued to the seller a one-year note in the principal amount of $2,156,713 with 8% annual interest. This debt was paid in full with proceeds of the $2,000,000 long-term mortgage note refinancing. The Company paid approximately $153,800 during Calendar 2003 and approximately $14,700 during Calendar 2004 to service this initial short-term debt.

The property is undeveloped and suitable for commercial development. Although the Company has not determined the usage of the land, the Company may use a portion of the land for an adult cabaret and sell the remaining undeveloped property to a third party. The development of the property will be subject to the Company obtaining a construction loan. The Company does not currently know the amount of the loan it will need to develop this property or whether it will be able to obtain a sufficient loan for development of the property or, if obtained, whether the terms of the loan will be favorable to the Company.

The Company has also remitted approximately $366,000 at the closing of the permanent long-term financing in January 2004 for closing costs, interim interest, loan origination fees and other ancillary items.

The Company has identified no other significant capital requirements for 2004, other than normal repair and replacement activity at the Company's commercial rental properties and the adult entertainment lounge and restaurant facility. Liquidity requirements mandated by future business expansions or acquisitions, if any are specifically identified or undertaken, are not readily determinable at this time as no substantive plans have been formulated by management.

The Company knows of no new accounting releases or pronouncements that will have any impact upon the Company's financial statements upon adoption.


Item 4.01 - Changes in Registrant's Certifying Accountant

In a Current Report on Form 8-K dated October 8, 2004, SWHCPA resigned as the Company's independent auditor as a direct result of the auditor rotation provisions of Sarbanes-Oxley Act of 2002.

The Company, due to the impact of Sarbanes-Oxley Act of 2002 on the public accounting profession and the resulting reduction in the number of independent public accounting firms willing to perform auditing services for small publicly-held companies, has been unable secure a replacement to the Company's former auditing firm of S. W. Hatfield, CPA (SWHCPA).

At the time the Company is able to replace SWHCPA, an announcement through a Current Report on Form 8-K will be made by the Company.

================================================================================

                                   SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     Million Dollar Saloon, Inc.

Dated: March 25, 2005                                     /s/ Nick Mehmeti
       --------------                                ---------------------------
                                                                    Nick Mehmeti
                                                        Chief Executive Officer,
                                                     Chief Financial Officer and
                                                                    and Director